UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2025 (August 14, 2025)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Background on Acquisition of KRONOS MMRTM and LOKI MMRTM Reactors

As previously disclosed, on December 18, 2024, Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (as amended in January 2025, the “APA”) with Ultra Safe Nuclear Corporation, a Delaware corporation, Ultra Safe Nuclear Corporation – Technologies, a Washington corporation, USNC Holdings, LLC, a Washington limited liability company, Global First Power Limited, a Canadian corporation (“GFPL”), and USNC-Power, Ltd., a British Columbia corporation (collectively, “Sellers”), pursuant to which, subject to the terms and conditions set forth in the APA, the Company agreed to acquire certain assets of Sellers on an as-is, where-is basis, relating to Sellers’ micro modular nuclear reactor business (then known as MMR® Energy System and currently branded by the Company as the KRONOS MMRTM Energy System) (the “KRONOS Business”), and Sellers’ transportable fission power system technology business (then known as the Pylon Transportable Reactor Platform and now branded by the Company as the LOKI MMRTM (the “LOKI Business”). Such assets included certain contracts, intellectual property rights, demonstration projects and, as amended, the equity interests of a Canadian partnership entity (the “Canadian Partnership” and all such assets, collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of Sellers that were assumed for a total purchase price of $8,500,000 in cash (the “Purchase Price”).

The closing of the Transaction (the “Closing”) occurred on January 10, 2025. The Sellers are debtors in a voluntary Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which commenced on October 29, 2024. The Company participated in an auction conducted by Sellers on December 12, 2024 for the sale of all or substantially all of Sellers’ assets and was selected as the winning bidder with respect to the Assets. The Bankruptcy Court approved the Transaction on December 19, 2024.

In addition to material assets related to the KRONOS Business and the LOKI Business located in the United States, the Assets included (i) three contracts with Canadian authorities, including a license application (the “Chalk River License Application”) with the Canadian Nuclear Safety Commission (“CNSC”) associated with a KRONOS MMRTM reactor demonstration project at Chalk River Laboratories located in Ontario, Canada (the “Chalk River Project”), (ii) the equity interests of the Canadian Partnership, which at the time was thought to hold the Chalk River License Application and (iii) all other rights related to the Chalk River Project (collectively, the “Canadian Assets”). The transfer of the Canadian Assets was subject to the consent of the CNSC and other applicable Canadian governmental authorities (such consents, the “Canadian Consents”). Pursuant to the APA as amended, $250,000 of the Purchase Price (the “Canadian Escrow Amount”) was set aside in escrow at the Closing, and if the Canadian Consents were not received within 90 days after the Closing, the Company has the right to terminate the acquisition of the Canadian Assets and receive the Canadian Escrow Amount.

Also, as previously disclosed, in order to better facilitate the Canadian Consents and to continue diligence of the Canadian Assets, the Company assigned its rights to acquire the Canadian Assets to three entities (the “Yu Entities”) owned and/or controlled by Jay Jiang Yu, the Company’s Chairman of the Board and President (“Yu”). In exchange, the Company received an option from Yu and the Yu Entities to acquire, for nominal consideration and for a period of five years after the receipt by the Yu Entities of the Canadian Assets following receipt of the Canadian Consents, any or all of the equity interests of the Yu Entities or the Canadian Partnership, the other Canadian Assets or the material assets and business of the Canadian Partnership. This option was memorialized pursuant to an Option Agreement, dated January 10, 2025, between Yu, the Yu Entities and the Company (the “Option Agreement”).

Acquisition of GFPL In Order To Obtain License Application for Chalk River Project

In the months following the Closing, the Company has sought Canadian Consents for the Canadian Assets (most notably, the Chalk River License Application). As part of its continuing due diligence, the Company learned that GFPL, and not the Canadian Partnership, was the holder of the Chalk River License Application. Further, the Company was informed by the CNSC that the Chalk River License Application could not be transferred and that only GFPL itself could complete the Chalk River License Application and obtain the license for the Chalk River Project or, alternatively, the Company or its subsidiaries or designees would need to file a new application with the CNSC. Accordingly, the Company determined that the most efficient course of action for the Company to continue the Chalk River Project would be for the Company to acquire GFPL itself and thereby acquire the Chalk River License Application.

As a result, on August 14, 2025, The RPWI Liquidating Trust, a Delaware liquidating trust (the “Liquidating Trust”) created pursuant to the Sellers’ plan of liquidation in bankruptcy (the “Plan”) confirmed by the Bankruptcy Court pursuant to a court order (the “Confirmation Order”), GFPL, the Company and Kronos MMR Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“KRONOS MMR”), entered into a Purchase Agreement (the “GFPL Purchase Agreement”) pursuant to which KRONOS MMR shall purchase all of the equity interests of GFPL and any other assets of GFPL that are specified in the GFPL Purchase Agreement (including the rights to the Chalk River License Application), free and clear of all liens, claims, encumbrances and other interests.

In consideration of such acquisition, KRONOS MMR shall assume an amount equal to $641,206.61, which is the current liability owed by GFPL to the CNSC for pre-petition bankruptcy claims (the “CSNC Liability”), plus any other amounts payable to CNSC for the Chalk River License Application which first arise and relate to, or become due and payable in the ordinary course after the closing of such acquisition (together, with the CSNC Liability, the “Assumed Liabilities”). In addition, KRONOS MMR agreed to a $15,000 expense reimbursement allowance payable to the trustee of the Liquidating Trust (the “Expense Reimbursement”). Other than the Assumed Liabilities, neither the Company nor GFPL will have any responsibility or liability for any liabilities of GFPL or the Liquidating Trust and/or their affiliates, including any pre-petition liabilities of GFPL in accordance with the Plan and Confirmation Order, and other than the Assumed Liabilities and the Expense Reimbursement, no other cash or other consideration is required to be paid by KRONOS MMR or the Company in connection with the transactions contemplated by the GFPL Purchase Agreement (such transactions the “GFPL Transaction”). The Company guaranteed the obligations of KRONOS MMR with respect to the CSNC Liability and the Expense Reimbursement.

The GFPL Agreement and the GFPL Transaction are subject to the approval of the Bankruptcy Court, and a hearing related thereto has been scheduled for September 4, 2025. The Company expects to close the GFPL Transaction shortly after approval by the Bankruptcy Court. The GFPL Purchase Agreement contains customary representations and warranties and covenants for transaction of this type. The parties to the GFPL Agreement have also agreed in the GFPL Purchase Agreement that they shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable consistent with applicable law to consummate and make effective, in the most expeditious manner practicable, the GFPL Transaction (including approval by the Bankruptcy Court).

The KRONOS MMRTM Energy System is the Company’s lead microreactor development project.  Enabled by the Company’s acquisition of the Chalk River License Application as described above, the Company is now concurrently advancing KRONOS MMRTM construction, demonstration and regulatory activities in both the U.S. and Canada through the Chalk River Project and through the Company’s collaboration with the University of Illinois Urbana-Champaign.  The Company believes this dual track approach could facilitate regulatory licensing activities in both the U.S. and Canada.  The Company’s goal is to be the first company in the U.S. and Canada to build and gain regulatory approval for a full scale modular microreactor, with the ultimate goal of deploying and operating KRONOS MMRTM reactors across North America and, in time, globally.

Following and assuming the closing of the GFPL Transaction, the Company expects to assess: (i) if it requires any further Canadian Assets under the APA, (ii) whether the Option Agreement may be terminated and (iii) what the final disposition of the Canadian Escrow Amount will be.

The foregoing description of the GFPL Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the GFPL Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Purchase Agreement, dated as of August 14, 2025, by and among the Liquidating Trust, GFPL, the Company and KRONOS MMR.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2025	NANO Nuclear Energy Inc.

	By:	/s/ James Walker
	Name:	James Walker
	Title:	Chief Executive Officer